Exhibit 5.2

[LETTERHEAD OF WILKERSON & BRYAN, P.C.]

November 19, 2004

Rural LEC Acquisition LLC
505 Third Avenue East
Oneonta, Alabama 35121

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036

Re:                         Registration of Securities

Ladies and Gentlemen:

We have been engaged as special Alabama opinion counsel to Hopper Holding Company, Inc., Hopper Telecommunications Company, Inc., Brindlee Mountain Telephone Company, Page & Kiser Communications, Inc. and Blountsville Telephone Company Inc., each an Alabama corporation (the “Alabama Subsidiaries”), which we understand are direct or indirect wholly-owned subsidiaries of Rural LEC Acquisition LLC, which will convert to Otelco Inc. (the “Issuer”), a Delaware corporation, in connection with a Registration Statement on Form S-1 (File No. 333-115341) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, together with the amendments thereto filed through the date hereof, and any registration statements that may be filed pursuant to Rule 462(b) (as prescribed by the Commission), being referred to as the “Registration Statement”) by the Issuer and the guarantors listed therein, including the Alabama Subsidiaries (the “Guarantors”).  The Registration Statement relates to (i) shares of common stock of the Issuer (the “Shares”), (ii) senior subordinated notes due 2019 of the Issuer (the “IDS Notes”), (iii) Income Deposit Securities (the “IDSs”) representing Shares and IDS Notes, (iv) senior subordinated notes due 2019 of the Issuer to be sold separately from the IDSs (the “Separate Notes” and, together with the IDS Notes, the “Notes”) and (v) guarantees of the Notes by the Guarantors, including the Alabama Subsidiaries (the “Guarantees”).  The Shares, the Notes, the IDSs and the Guarantees are collectively referred to herein as the “Securities.”  We understand that the Notes and Guarantees will be issued under an Indenture (the “Indenture”), in substantially the same form as filed as an exhibit to the Registration Statement, among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as Trustee, and that the IDSs will be issued under an Underwriting Agreement, in substantially the same form as filed as an exhibit to the Registration Statement, among the Issuer, the Guarantors, the selling stockholders names therein, and CIBC World Markets Corp. and RBC Capital Markets Corporation as representatives of the several underwriters named therein..

This opinion is being delivered at the request of the Alabama Subsidiaries and the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by O’Melveny & Myers LLP, counsel to the Issuer.  We have not been responsible for the preparation of the Registration Statement, the Notes, or the Indenture, or in the transactions contemplated thereby (collectively, the “Transactions”).

In our capacity as special Alabama opinion counsel to the Alabama Subsidiaries, we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of only the following:

1.             the Registration Statement;

2.             a copy of the Indenture, as filed as an exhibit to the Registration Statement, and the Guarantees of each of the Alabama Subsidiaries included therein;

3.             the Articles of Incorporation of each of the Alabama Subsidiaries filed with the Secretary of State of the State of Alabama (the “Articles of Incorporation”);

4.             the By-Laws of each of the Alabama Subsidiaries, represented to us as the by-laws of each of the Alabama Subsidiaries in effect on the date hereof (the “By-Laws”);

5.             copies of the executed Unanimous Written Consent of each of the Boards of Directors of the Alabama Subsidiaries, dated November 18, 2004, relating to the Indenture and the issuance of the Guarantee; and

6.             certificates of the Alabama Secretary of State to the effect that each of the Alabama Subsidiaries is validly existing under the laws of the State of Alabama, and is authorized to transact business in the State of Alabama.

In preparing this opinion, we have relied as to certain matters of fact material to this opinion upon the statements, certificates and representations of officers, employees and other representatives of the Alabama Subsidiaries.

We have not undertaken an independent investigation to determine the accuracy of any of the assumptions stated in this letter, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications and exceptions set forth or incorporated herein, we are of the opinion that:

1.             As of the date hereof, each of the Alabama Subsidiaries is a corporation validly existing under the laws of the State of Alabama, and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees included therein.

2.             The execution, delivery and performance of the Indenture and the Guarantee included therein have been duly authorized by all necessary corporate action on the part of each of the Alabama Subsidiaries.

3.             The execution and delivery by each of the Alabama Subsidiaries of the Indenture and the consummation of the Transactions do not and will not violate such corporation’s Articles of Incorporation or By-Laws.

This opinion letter is limited to matters expressly stated herein and no opinion is to be inferred or may be implied beyond such matters.  Without limiting the generality of the foregoing, we specifically exclude the following items:

(a)           we express no opinion with respect to the validity, binding effect or enforceability of the Indenture, the Guarantees included therein, or any of the provisions thereof;

(b)           we express no opinion regarding the accuracy of any factual representation in the Registration Statement, the Indenture, or the Guarantees included therein; any person’s ability to perform any obligations under the foregoing; or the financial condition of the Issuer, the Alabama Subsidiaries or any other subsidiary of the Issuer; and

(c)           we express no opinion with respect to the compliance of any party with applicable tax or securities laws or Blue Sky laws or the effect of noncompliance therewith.

                This opinion is limited in all respects to the laws of the State of Alabama applicable to general business corporations and regulated utilities, as now in effect.  No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction, including but not limited to the federal laws of the United States.

This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by O’Melveny & Myers LLP, counsel for the Issuer.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in such Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commission thereunder.

Very truly yours,

/s/WILKERSON & BRYAN, P.C.